                                                                 EXHIBIT 99.1

                            INDEPENDENT AUDITORS' REPORT

Board of Directors
ICONtrol, Inc.

     We have audited the accompanying balance sheets of ICONtrol, Inc. (the Company), an 83%-owned subsidiary of Holien, Inc., as of January 30, 1998 and January 31, 1997 and the related statements of operations and cash flows for each of the three years in the period ended January 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of ICONtrol, Inc. as of January 30, 1998 and January 31, 1997, and the results of its operations and its cash flows for each of the three years in the period ended January 30, 1998 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared from the separate records maintained by ICONtrol, Inc. and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Company had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from Holien, Inc. items applicable to the Company as a whole.

     As discussed in Note 7 to the financial statements, on April 20, 1998, the Company sold substantially all of its assets to Great Plains Software, Inc. for total consideration of approximately $7.5 million.

/s/DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 15, 1998
(April 20, 1998 as to Note 7)

                                   ICONtrol, INC.

                                   BALANCE SHEETS
                       JANUARY 30, 1998 AND JANUARY 31, 1997


                                                                          1998            1997
                                                                      -------------   -------------

ASSETS

CURRENT ASSETS:
  Cash                                                                $        150   $        150
  Accounts receivable, less allowance for doubtful accounts
     of $528,934 and $253,940 in 1998 and 1997, respectively               516,504        454,680
  Due from affiliates                                                                      30,000
  Prepaid expenses and other current assets                                 88,804         83,747
  Deferred income taxes                                                    288,808         73,905
                                                                      ------------   ------------
               Total current assets                                        894,266        642,482

PROPERTY, PLANT, AND EQUIPMENT, net                                        373,865        657,511

DEFERRED INCOME TAXES                                                       15,183          5,802

OTHER ASSETS                                                                   467          2,046
                                                                      ------------   ------------
                                                                      $  1,283,781   $  1,307,841
                                                                      ------------   ------------
                                                                      ------------   ------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Checks issued in excess of available balances                       $     58,642   $     46,327
  Accounts payable                                                          58,541        230,713
  Accrued payroll and benefits                                             333,498        639,370
  Deferred revenue                                                         321,187        194,188
  Other accrued liabilities                                                 50,000         96,716
  Due to affiliates                                                      8,630,937      6,273,364
                                                                      ------------   ------------
               Total current liabilities                                 9,452,805      7,480,678

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT:
  Common stock, $10 par value; 300,000 shares authorized;
     25,000 shares issued and outstanding                                  250,000        250,000
  Accumulated deficit                                                   (8,419,024)    (6,422,837)
                                                                      ------------   ------------
               Total stockholders' deficit                              (8,169,024)    (6,172,837)
                                                                      ------------   ------------
                                                                      $  1,283,781   $  1,307,841
                                                                      ------------   ------------
                                                                      ------------   ------------


See notes to financial statements.

                                 ICONtrol, INC.

                             STATEMENTS OF OPERATIONS
        YEARS ENDED JANUARY 30, 1998, JANUARY 31, 1997, AND JANUARY 26, 1996


                                                                          1998           1997            1996
                                                                      ------------   ------------   ------------
NET REVENUE                                                           $  3,036,988   $  2,258,250   $  1,660,165

OPERATING EXPENSES:
  General and administrative                                               302,354        619,717        298,494
  Selling                                                                2,805,018      3,261,103      2,158,019
  Research and development                                               2,608,358      3,399,661      2,093,442
                                                                      ------------   ------------   ------------
       Total operating expenses                                          5,715,730      7,280,481      4,549,955
                                                                      ------------   ------------   ------------
LOSS FROM OPERATIONS                                                    (2,678,742)    (5,022,231)    (2,889,790)

OTHER EXPENSE (INCOME):
  Management fee (income)                                                 (190,734)      (345,158)      (299,998)
  Interest expense                                                         528,584        387,031        210,743
  Miscellaneous                                                              7,934        106,232       (125,748)
                                                                      ------------   ------------   ------------
       Net other expense (income)                                          345,784        148,105       (215,003)
                                                                      ------------   ------------   ------------

LOSS BEFORE INCOME TAX BENEFIT                                          (3,024,526)    (5,170,336)    (2,674,787)

INCOME TAX BENEFIT                                                      (1,028,339)    (1,746,589)      (868,259)
                                                                      ------------   ------------   ------------
NET LOSS                                                              $ (1,996,187)  $ (3,423,747)  $ (1,806,528)
                                                                      ------------   ------------   ------------
                                                                      ------------   ------------   ------------
NET LOSS PER COMMON SHARE                                             $     (79.85)  $    (136.95)  $     (72.26)
                                                                      ------------   ------------   ------------
                                                                      ------------   ------------   ------------
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                                                        25,000         25,000         25,000
                                                                      ------------   ------------   ------------
                                                                      ------------   ------------   ------------


See notes to financial statements.

                                 ICONtrol, INC.

                            STATEMENTS OF CASH FLOWS
        YEARS ENDED JANUARY 30, 1998, JANUARY 31, 1997 AND JANUARY 26, 1996


                                                                           1998          1997            1996
                                                                      -------------  ------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            $ (1,996,187)  $ (3,423,747)  $ (1,806,528)
  Adjustments to reconcile net loss to net cash used in
       operating activities:
     Loss on sale of equipment                                              36,281         60,949
     Depreciation and amortization                                         278,875        300,884        195,630
     Increase in deferred taxes                                           (224,284)       (52,019)       (16,088)
     Changes in operating assets and liabilities:
       Accounts receivable                                                 (61,824)       (75,360)      (127,453)
       Prepaid expenses, other current assets and
          other assets                                                      (3,478)        53,279        (70,358)
       Accounts payable                                                   (172,172)        87,218         11,305
       Other current liabilities                                          (225,589)       551,230        270,192
                                                                      -------------  ------------   -------------
               Net cash used in operating activities                    (2,368,378)    (2,497,566)    (1,543,300)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property, plant, and equipment                               (31,510)      (445,725)      (458,365)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in checks issued in excess of available
     balances                                                               12,315         46,327
  Repayment of note payable - stockholder                                                (380,586)      (265,830)
  Borrowings under long-term debt                                                                        310,000
  Repayment of long-term debt                                                            (443,587)       (43,542)
  Increase in due to/from affiliates                                     2,387,573      3,707,617      1,977,415
                                                                      -------------  ------------   -------------
               Net cash provided by financing activities                 2,399,888      2,929,771      1,978,043
                                                                      -------------  ------------   -------------

NET DECREASE IN CASH                                                                      (13,520)       (23,622)

CASH AT BEGINNING OF YEAR                                                      150         13,670         37,292
                                                                      -------------  ------------   -------------
CASH AT END OF YEAR                                                   $        150   $        150   $     13,670
                                                                      -------------  ------------   -------------
                                                                      -------------  ------------   -------------


See notes to financial statements.

                                  ICONtrol, INC.

                           NOTES TO FINANCIAL STATEMENTS
        YEARS ENDED JANUARY 30, 1998, JANUARY 31, 1997 AND JANUARY 26, 1996

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS DESCRIPTION - ICONtrol, Inc. (the Company), an 83%-owned subsidiary of Holien, Inc., is a South Dakota corporation incorporated in October 1992. Holien, Inc. is a holding company and does not have any operating activities. The Company is engaged in the development and marketing of application software.

     The Company currently has three products:

     - ICONtrol, INC. MANUFACTURING is an enterprise-wide software package for mid-size manufacturing companies.

     - ICONtrol, INC. HUMAN RESOURCES gives companies the ability to store, analyze, and integrate all employee information in one central location.

     - ICONtrol, INC. DIRECT DEPOSIT enables companies to have payroll funds automatically added to employees' bank accounts.

     In addition to the Company's three principal software products identified above, the Company also acts as an Internet service provider (ISP). The ISP business accounts for less than 10% of the Company's operations.

     BUSINESS RISKS - The nature of the Company's operations exposes the Company to certain business risks. The markets for direct deposit, human resources, and manufacturing computer software are highly competitive and subject to technological change and evolving industry standards that may significantly affect both the operations of the Company and its customers.

     Other significant business risks faced by the Company include a dependence on key employees and the risk of liability associated with unanticipated product errors.

     MANAGEMENT'S USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FISCAL YEAR - The Company's fiscal year ends on the last Friday in January.

     REVENUE RECOGNITION - The Company recognizes revenue in accordance with Statement of Position (SOP) 91-1, SOFTWARE REVENUE RECOGNITION, as follows:

     SOFTWARE LICENSING AGREEMENTS - Revenue from software licensing agreements is recognized once a signed, noncancelable license agreement has been received from the customer, the product has been delivered, and any remaining obligations under the license agreements are insignificant.

     IMPLEMENTATION SERVICES - Revenue for implementation services are recognized in the period the services are provided.

     SUPPORT AND MAINTENANCE SERVICES - Revenues for support and maintenance services are recognized ratably over the contract term. Deferred revenue on support and maintenance contracts at January 30, 1998 and January 31, 1997 was $321,187 and $194,188, respectively.

     INTERNET SERVICE - Revenues for providing Internet service are recognized ratably over the contract term.

     CONCENTRATIONS OF CREDIT RISK - The Company had one customer that accounted for 14% of net accounts receivable as of January 30, 1998. The Company had no other customers that accounted for more than 10% of net accounts receivable as of January 30, 1998 or January 31, 1997. No single customer accounted for more than 10% of net revenue in fiscal 1998, 1997, or 1996.

     The Company periodically reviews all customer accounts receivable for collectibility. The Company manages credit risk by evaluating customer credit worthiness regularly. Accounts receivable for which collectibility is not assured are reserved for through an establishment of an allowance for doubtful accounts. Customer accounts considered by management to be uncollectible are written off. The Company also records an allowance for potential sales returns when the related sales are recorded. No material export sales occurred in fiscal 1998, 1997, or 1996.

     COMPUTER SOFTWARE DEVELOPMENT COSTS - Under the criteria set forth in Statement of Financial Accounting Standards (SFAS) No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED, OR OTHERWISE MARKETED, capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic product lives, and changes of software and hardware technology. In accordance with SFAS No. 86, management has determined that technological feasibility commences when a working model is completed which performs all the major functions planned for the product. For products which have met technological feasibility to date, the amount of time and expenditures incurred between the establishment of technological feasibility and the general release of the product to customers has been minimal. Management believes that the amount of any software development costs that could be capitalized is immaterial. Accordingly, all software development costs have been expensed as incurred.

     RESEARCH AND DEVELOPMENT - Research and development costs are expensed in the period incurred.

     PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment are stated at cost and are depreciated over the estimated useful lives of the assets. Accelerated depreciation methods were used for both book and tax purposes for assets acquired prior to August 1997. For assets acquired after July 1997, depreciation is calculated on the straight-line basis. The effect of this change on the fiscal 1998 financial statements is not significant.

     Additions and betterments are capitalized. Expenditures for repairs and maintenance which do not improve efficiency or extend economic life are expensed as incurred. Upon retirement of an asset, the cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss is reflected in current operations. Management periodically reviews the carrying value of the assets in relation to current and expected operating results of the business in order to assess whether there has been a permanent impairment of such amounts.

     INCOME TAXES - The Company's taxable loss is included in the consolidated federal income tax return of Holien, Inc. The Company provides for current and deferred federal income taxes on a separate-return basis, however, the benefit of net operating losses are recognized as such net operating losses are utilized in the consolidated income tax return. The impact of current taxes are recorded in the due to affiliates as if Holien, Inc. was the federal taxing authority.

     The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

     NET LOSS PER COMMON SHARE - The Company calculates net loss per common share in accordance with SFAS No. 128, EARNINGS PER SHARE, which requires the presentation of earnings per share on a basic and diluted basis. Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or that resulted in the issuance of additional common stock that then shared in the earnings of the entity. Diluted net loss per share is equal to basic net loss per share as no potentially dilutive securities (such as stock options or warrants) exist.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The book value of accounts receivable; due from affiliates; accounts payable; accrued payroll and benefits; deferred revenue; other accrued liabilities and due to affiliates approximates fair value due to the short-term nature of these balances.

     2.   SELECTED FINANCIAL STATEMENT INFORMATION

          The following provides additional information concerning balance sheet accounts:


                                                                                1998          1997
                                                                          -------------   -------------
      Property, plant, and equipment, net:
          Furniture, fixtures, and equipment                              $  1,295,257    $ 1,301,880
          Less accumulated depreciation                                        921,392        644,369
                                                                          ------------    -----------
                                                                          $    373,865    $   657,511
                                                                          ------------    -----------
                                                                          ------------    -----------


          The following provides additional information concerning revenue for the years ended January:


                                                                1998          1997            1996
                                                           -------------   ------------  -------------
Net revenue:
     Software licensing agreements                         $  1,806,627    $ 1,925,404   $  1,689,081
     Implementation services                                    487,801        396,990         28,935
     Support and maintenance services                           569,230        180,168        191,803
     Internet service                                           278,914          6,516
                                                           ------------   ------------   ------------
                                                              3,142,572      2,509,078      1,909,819
     Less sales returns and allowances                          105,584        250,828        249,654
                                                           ------------   ------------   ------------
                                                           $  3,036,988   $  2,258,250   $  1,660,165
                                                           ------------   ------------   ------------
                                                           ------------   ------------   ------------


3.   TRANSACTIONS WITH AFFILIATES

     DUE TO AFFILIATES - The Company obtains financing for its working capital needs from other subsidiaries of Holien, Inc. Funds are advanced to the Company as needed and repayments are made by the Company when cash is received. As of January 30, 1998 and January 31, 1997, the Company had net amounts due to subsidiaries of Holien, Inc. of $8,630,937 and $6,243,364, respectively.

     Although there is no formal agreement documenting this financing arrangement, interest was charged on the outstanding balance at a rate of approximately 7% in fiscal 1998, 1997, and 1996. Interest expense on amounts due to affiliates during fiscal 1998, 1997, and 1996 totaled $528,584, $338,079, and $135,363, respectively. All interest expense on amounts due to affiliates increased the total amount due to affiliates.

     MANAGEMENT FEE (INCOME) - Certain executives of Holien, Inc. and subsidiaries receive bonuses based on the profitability of the Company and other Holien, Inc. subsidiaries. In addition, a subsidiary of Holien, Inc. charged the Company a management fee for certain accounting and management services during fiscal 1998, 1997, and 1996. Due to the net losses of the Company during fiscal 1998, 1997, and 1996, the Company received a bonus credit of $319,221, $535,482, and $328,664, respectively. Management fees during fiscal 1998, 1997, and 1996 totaled $128,487, $190,324, and $28,666, respectively. The following table provides a reconciliation of the net management fee (income) appearing in the statements of operations:


                                                           1998           1997           1996
                                                      -------------  -------------   -------------
          Management fee                              $    128,487   $    190,324    $    28,666
          Bonus credit                                    (319,221)      (535,482)      (328,664)
                                                      ------------   ------------    -----------
          Net management fee (income)                 $   (190,734)  $   (345,158)   $  (299,998)
                                                      ------------   ------------    -----------
                                                      ------------   ------------    -----------

     INSURANCE EXPENSE - Insurance expense, including general liability, workers compensation, health insurance, and other insurance is allocated to the Company by a Holien, Inc. subsidiary based on head count and payroll costs. Allocated insurance expense, consisting largely of claims paid and administrative fees, was $159,058, $178,715, and $58,328 during fiscal 1998, 1997, and 1996, respectively.

4.   INCOME TAXES

     The income tax benefits recognized for fiscal 1998, 1997, and 1996 are as follows:

                                                            1998         1997            1996
                                                      -------------  -------------  --------------
          Current                                     $   (804,055)  $ (1,694,570)  $   (852,171)
          Deferred                                        (224,284)       (52,019)       (16,088)
                                                      ------------   ------------   ------------
                                                      $ (1,028,339)  $ (1,746,589)  $   (868,259)
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------


     The following are reconciliations of the federal income tax benefit calculated at the statutory rate of 35% to the actual income tax benefits recognized for fiscal 1998, 1997, and 1996:

                                                             1998          1997            1996
                                                        -------------  -------------  --------------
     Computed expected federal income tax benefit       $ (1,058,584)  $ (1,831,416)  $   (896,878)
     Effect of graduated rates                                30,245         52,326         25,625
     Other                                                                   32,501          2,994
                                                        ------------   ------------   ------------
                                                        $ (1,028,339)  $ (1,746,589)  $   (868,259)
                                                        ------------   ------------   ------------
                                                        ------------   ------------   ------------


     Temporary differences comprising deferred tax assets as of January 30, 1998 and January 31, 1997 are summarized as follows:

                                                        1998                                  1997
                                        ------------------------------------   ------------------------------------
                                          Current     Noncurrent     Total      Current     Noncurrent      Total
     Accounts receivable reserves       $  145,512                $  145,512       24,956                $   24,956
     Accrued vacation                       28,993                    28,993       41,347                    41,347
     Deferred revenue                      109,203                   109,203
     Other                                   5,100   $   15,183       20,283        7,602   $    5,802       13,404
                                        ----------   ----------   ----------   ----------   ----------   ----------
                                        $  288,808   $   15,183   $  303,991   $   73,905   $    5,802   $   79,707
                                        ----------   ----------   ----------   ----------   ----------   ----------
                                        ----------   ----------   ----------   ----------   ----------   ----------

5.   EMPLOYEE BENEFIT PLAN

     Holien, Inc. maintains a defined contribution plan covering substantially all full-time employees of Holien, Inc. and subsidiaries (including the Company's) which is intended to qualify under Section 401(k) of the Internal Revenue Code. Participation in the plan is voluntary, and all company matching contributions are discretionary and determined on an annual basis. Employer contributions made to the plan for the Company's employees for fiscal 1998, 1997, and 1996 totaled $12,084, $18,210, and $10,226, respectively.

6.   COMMITMENTS AND CONTINGENCIES

     Minority Interest Repurchase - The Company is obligated to repurchase the shares of common stock held by minority stockholders at fair market value, upon request, death, disability, or upon termination of the employee/stockholder. Fair market value represents the value determined by stockholders of the Company prior to any repurchase transaction.

     LEASE COMMITMENTS - The Company leases certain buildings under noncancelable operating leases expiring in fiscal 1999. In addition to the minimum lease payments, the leases require payment of real estate taxes, insurance, and building operating expenses. Costs incurred under these operating leases are recorded as rent expense and aggregated $124,995, $155,802, and $73,005 in fiscal 1998, 1997, and 1996, respectively. Future minimum lease payments under these leases total $148,800 for the year ending January 29, 1999.

     OTHER - In the ordinary course of business, the Company is a party to several claims and disputes and threatened litigation. While the outcome of these matters cannot be predicted with certainty, management presently believes the disposition of these matters will not have a material effect on the financial position or results of operations of the Company.

7.   SUBSEQUENT EVENT

     On April 20, 1998, the Company sold substantially all of its assets to Great Plains Software, Inc. (Great Plains) for total consideration of approximately $7.5 million. In connection with this transaction, Great Plains assumed certain liabilities consisting of deferred revenue for support and maintenance services and other liabilities. Following the sale, management believes that the Company's principal operation will be as an Internet service provider.